Exhibit 99.1
December 9, 2009
Mr. Paul Lalljie
Senior Vice President and Chief Financial Officer
Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
     Re:   Compensation Agreement
Dear Paul:
This agreement (the “Agreement”) shall govern the terms of your continued employment with Neustar, Inc. (the “Company”) and any termination arrangements thereafter. This Agreement supersedes and replaces the Employment Agreement, dated January 15, 2009, between you and the Company (the “Prior Employment Agreement”).
1. Salary. Effective June 25, 2009, your base salary is $325,000 per year (the “Base Salary”). As soon as practicable (but in no event later than December 31, 2009), you will receive a lump-sum payment of $11,538.46, less applicable withholding, representing the difference between the Base Salary and the salary already paid to you for the period of June 25, 2009 through December 9, 2009.
2. Bonus. For the period of January 1, 2009 through June 30, 2009 (the “First Period”), you will be eligible to receive a bonus based on performance goals established by the Compensation Committee and a target award of 50% of your previous base salary of $300,000, prorated for the First Period, less any guaranteed bonus payments previously made to you for the First Period pursuant to the Prior Employment Agreement. For the period of July 1, 2009 through December 31, 2009 (the “Second Period”), you will be eligible to receive a bonus based on performance goals established by the Compensation Committee and a target award of 60% of the Base Salary, prorated for the Second Period, less any guaranteed bonus payments previously made to you for the Second Period pursuant to the Prior Employment Agreement. Amounts earned pursuant to this paragraph will be determined by the Compensation Committee and paid on the date in 2010 that bonuses are paid to the Company’s other senior employees for 2009. For the avoidance of doubt, you will not be required to repay any guaranteed bonus payments previously made to you under the Prior Employment Agreement.
3. Equity Awards. As promptly as practicable, the Compensation Committee will grant you 15,000 nonqualified stock options and 7,000 performance share units (the “Awards”) pursuant to the Company’s 2009 Stock Incentive Plan, which Awards will be evidenced by agreements setting forth the terms thereof in the Company’s form. Your other outstanding equity awards, including the 20,000 shares of restricted stock granted to you on January 12, 2009, will continue to vest, be exercisable, or be forfeited in accordance with the terms and conditions of the applicable plan and award agreement.

4. Severance Plan. You are eligible for severance benefits pursuant to the terms and conditions of the Company’s 2007 Key Employee Severance Pay Plan (the “Plan”). In the event of your termination, in consideration of the guaranteed bonus received by you under the Prior Employment Agreement, you will not be eligible to receive for 2009 any portion of the additional bonus described in Section 3.3(c) of the Plan that has already been paid to you as guaranteed bonus. All other terms and conditions of the Plan, including those relating to the definition of “Good Reason,” the execution of a release, and compliance with Article V of the Plan, will apply.
5. Noncompetition Agreement. The Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality, dated January 15, 2009, between you and the Company will remain in force in accordance with its terms.
6. Additional Policies. You will continue to be subject to the Company’s management selling guidelines and management stock ownership guidelines for the duration of your service as Chief Financial Officer, or for so long as you are otherwise an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Moreover, you will continue to be subject to, and will comply with, all other Company policies, including without limitation the Company’s policies regarding insider trading and service on outside boards of directors.
7. Miscellaneous.
          (a) Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):
     If to the Company:
NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attention: General Counsel
     If to you:
     at the last address on the books of the Company
     or to such other address as either party hereto may designate by notice to the other, and shall be deemed to have been given upon receipt.
          (b) Entire Agreement. This Agreement and the documents expressly referenced herein contain the entire understanding and agreement between the parties concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. For the avoidance of doubt, this Agreement supersedes and replaces in its entirety the Prior Employment Agreement. You agree that, in exchange for the benefits pursuant to this

Agreement, the Prior Employment Agreement is hereby null and void, and you shall have no right or entitlement thereunder as of the date hereof (including but not limited to the additional payment described in Section 6 of the Prior Employment Agreement).
          (c) Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
          (d) Assignment; Indemnification. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by you. As used in this Agreement, the “Company” shall mean both the Company as defined above and any successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.
          (e) Withholding. The Company may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.
          (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
          (g) Construction. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.
          (h) Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
          (i) Legal Representation. You acknowledge and confirm that you have had the opportunity to seek such legal, financial and other advice and representation as you have deemed appropriate in connection with this Agreement.

          (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          (k) Acceptance of Agreement. You may accept this Agreement by signing it and returning it to Doug Arnold, Senior Vice President — Human Resources, Neustar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166.
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NEUSTAR, INC.
By:	/s/ Jeffrey E. Ganek
	Name:	Jeffrey E. Ganek
	Title:	Chairman and Chief Executive Officer

/s/ Paul Lalljie
Paul Lalljie

Date: December 10, 2009
[Signature Page to Lalljie Compensation Agreement]